Exhibit 99.1
CHINACAST COMMUNICATION HOLDINGS LIMITED (THE “COMPANY”)
COMPLETION OF COMPULSORY ACQUISITION OF SHARES IN THE COMPANY
On 30 May 2007, the Company announced the issuance of a notice by ChinaCast Education Corporation (“CEC”) to all shareholders of the Company (the “Shareholders”) notifying them that CEC intends to acquire the remaining 9,074,161 shares of the Company from the remaining Shareholders pursuant to the exercise of its right of compulsory acquisition (the “Compulsory Acquisition”) under section 103 of the Companies Act 1981 of Bermuda (as amended) (the “Announcement”).
Subsequent to the Announcement, as at 20 July 2007, CEC has completed the Compulsory Acquisition and is now the beneficial owner of all the issued ordinary shares in the Company.
In this connection, the Company will soon seek the in-principle approval of the Singapore Exchange Securities Trading Limited (“SGX-ST”) for the delisting of the Company from the Official List of the SGX-ST. The effective date of the delisting of the Company will be announced at a later date.
By Order of the Board
CHINACAST COMMUNICATION HOLDINGS LIMITED
Antonio Sena
Company Secretary
20 July 2007